UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 20, 2018

Commission File Number	Registrant, State of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	The Southern Company (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
Sale of Gulf Power
On May 20, 2018, The Southern Company (“Southern Company”) entered into a Stock Purchase Agreement with NextEra Energy, Inc. (“Parent”) and its wholly-owned subsidiary 700 Universe, LLC (“Purchaser”), which provides for the sale of all of the capital stock of Gulf Power Company (“Gulf Power”) to Purchaser for an aggregate cash purchase price of $5.75 billion (less the amount of indebtedness assumed at closing, which is currently estimated at approximately $1.4 billion), subject to (i) customary adjustments for indebtedness and working capital and (ii) reduction by the amount (if any) by which Gulf Power fails to meet a specified capital expenditure target (the “Gulf Power SPA”).
The Gulf Power SPA contains customary representations, warranties and covenants of Southern Company, Purchaser and Parent. These covenants include, among others, an obligation of Southern Company to cause Gulf Power to operate its business in the ordinary course until the sale is consummated and an obligation for each of the parties to use reasonable best efforts to obtain the governmental and regulatory approvals described below.
The completion of the sale is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act (the “HSR Act”), (ii) approval by the Federal Energy Regulatory Commission (the “FERC”) and the Federal Communications Commission (the “FCC”), (iii) the entry into certain ancillary agreements, including transmission-related agreements and a transition services agreement, among the parties and their affiliates and (iv) other customary closing conditions.
The Gulf Power SPA may be terminated by either Southern Company or Purchaser under certain circumstances, including if the sale is not consummated by June 28, 2019 (subject to extension to December 31, 2019, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Gulf Power SPA further provides that, upon the termination thereof, (i) under certain specified circumstances, Purchaser will be required to pay Southern Company a termination fee of $100 million or $200 million (such amount depending on the specific circumstances of such termination) and (ii) upon certain other specified circumstances Southern Company will be required to pay Purchaser a termination fee of $100 million.
The sale of Gulf Power is expected to be completed in the first half of 2019.
Sale of Florida City Gas
On May 20, 2018, Southern Company Gas and its wholly-owned direct subsidiary, NUI Corporation (“NUI”), entered into a Stock Purchase Agreement with Parent and Purchaser, which provides for the sale of all of the capital stock of Pivotal Utility Holdings, Inc. (“PUHI”), a wholly-owned direct subsidiary of NUI and the owner of Southern Company Gas’ Florida City Gas business, to Purchaser for an aggregate cash purchase price of $530 million, subject to customary adjustments for indebtedness and working capital (the “Florida City Gas SPA”).
The Florida City Gas SPA contains customary representations, warranties and covenants of NUI, Purchaser and Parent. These covenants include, among others, an obligation of NUI to operate its Florida City Gas business in the ordinary course until the sale is consummated and an obligation for each of the parties to use reasonable best efforts to obtain the governmental and regulatory approvals described below.
The sale of PUHI is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the expiration or termination of the waiting period under the HSR

Act, (ii) the completion of the previously-announced dispositions of PUHI’s Elizabethtown Gas and Elkton Gas businesses, (iii) the entry into certain ancillary agreements, including a transition services agreement and (iv) other customary closing conditions.
The Florida City Gas SPA may be terminated by either NUI or Purchaser under certain circumstances, including (i) if the sale of PUHI is not consummated by December 31, 2018 (subject to extension to March 31, 2019, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied) or (ii) 21 days after the termination of either of the asset purchase agreements for PUHI’s Elizabethtown Gas and Elkton Gas businesses.
The sale of PUHI and its Florida City Gas business is expected to be completed in the third quarter 2018.
Sale of Southern Power’s Florida Plants
On May 20, 2018, Southern Power Company (“Southern Power”) entered into an Equity Interest Purchase Agreement with Parent and Purchaser to sell all of the equity interests in (i) Southern Company - Oleander LLC (“SCO”), the indirect owner of the Oleander Power Project in Cocoa, Florida, and (ii) Southern Company - Florida LLC (“SCF”), the owner of an undivided 65% interest in the Stanton Energy Center Combined Cycle Unit A located near Orlando, Florida to Purchaser, for an aggregate cash purchase price of $195 million, subject to customary adjustments for indebtedness and working capital (the “Southern Power Florida Plants EIPA”). The purchase price described above will be (i) increased by $110,000 per day for each day between the closing and December 31, 2018, if the closing occurs prior to such date, or (ii) decreased by $110,000 per day for each day between the closing and December 31, 2018, if the closing occurs subsequent to such date. In addition, under certain specified circumstances,

Southern Power may be required to make a payment to Purchaser based on a post-closing revenue analysis of SCO’s and SCF’s power purchase agreements.
The Southern Power Florida Plants EIPA contains customary representations, warranties and covenants of Southern Power, Purchaser and Parent. These covenants include, among others, an obligation of Southern Power to operate SCO’s and SCF’s businesses in the ordinary course until the sale is consummated and an obligation for each of the parties to use reasonable best efforts to obtain governmental and regulatory approvals.
The sale of SCO and SCF is subject to the satisfaction or waiver of certain closing conditions, including, among others, (i) the expiration or termination of the waiting period under the HSR Act, (ii) approval by the FERC and the FCC and (iii) other customary closing conditions.
The Southern Power Florida Plants EIPA may be terminated by either Southern Power or Purchaser under certain circumstances, including if the sale of SCO and SCF is not consummated by June 28, 2019 (subject to extension to December 31, 2019, if all of the conditions to closing, other than the conditions related to obtaining regulatory approvals, have been satisfied). The Southern Power Florida Plants EIPA further provides that, upon the termination thereof under certain specified circumstances, Purchaser will be required to pay Southern Power a termination fee of $6 million.
The sale of SCO and SCF is expected to be completed in the first half of 2019.
Item 2.06.    Material Impairments.
In connection with the proposed sale of Southern Power’s generating plants in Florida (as described under “Sale of Southern Power’s Florida Plants” in Item 1.01 above), on May 20, 2018, Southern Company and Southern Power determined that a pretax impairment charge related to the plant assets of approximately $120 million ($90 million after tax) will be recorded in the second quarter 2018. There are no estimated future cash expenditures associated with this impairment charge.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements which are made pursuant to safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements, among other things, concerning the expected timing of the completion of the dispositions described herein. These forward-looking statements are often characterized by the use of words such as “expect,” “anticipate,” “plan,” “believe,” “may,” “should,” “will,” “could,” “continue” and the negative or plural of these words and other comparable terminology. Although Southern Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies (including the terms of such approvals); the inability to achieve the expected financial benefits of the proceeds generated by the transactions; the risk that a condition to closing of one or more of the dispositions may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in Southern Company’s reports filed with the Securities and Exchange Commission. There can be no assurance that any of the dispositions will in fact be consummated.
Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this Current Report on Form 8-K, as well as under Item 1A. in Southern Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Southern Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to Southern Company, investors and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the dispositions or other matters attributable to Southern Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this Current Report on Form 8-K. Southern Company undertakes no obligation to update or revise any forward-looking statement, except as may be required by law.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2018	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary